Exhibit 1.1

CUE BIOPHARMA, INC.

UNDERWRITING AGREEMENT

Cambridge, Massachusetts

[●], 2017

MDB Capital Group, LLC

As Representative of the several Underwriters named on Schedule 1 attached hereto

2425 Cedar Springs Road

Dallas, Texas 75201

Ladies and Gentlemen:

The undersigned, Cue Biopharma, Inc., a Delaware corporation (the “Company”), hereby confirms its agreement with MDB Capital Group, LLC (hereinafter referred to as “you” (including its correlatives) or the “Representative”), and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”), as follows:

1.            Qualified QIU. The Company hereby confirms its engagement of Feltl and Company, Inc. (“Feltl”) as, and Feltl hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of FINRA Rule 5121(f)(12) with respect to the offering and sale of the Shares (as hereafter defined). Feltl, in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.” Feltl hereby consents to the reference to it as set forth under the heading “Underwriting (Conflicts of Interest)” in the Statutory Prospectus and the Prospectus (as defined in Section 3.1.1 below) and any amendment or supplement thereto.

2.            Purchase and Sale of Shares.

2.1         Best Efforts. The Company proposes to issue and sell an aggregate of up to [●] shares of its common stock, par value $0.001 per share (“Common Stock”), to investors deemed acceptable by the Company (the “Investors”). The shares of Common Stock to be sold by the Company are collectively called the “Shares.” The Underwriters have agreed to act, severally and not jointly, on a best efforts basis during the Offering Period (as defined in Section 2.1.2(iv) below), in connection with the offering and sale of the Shares (the “Offering”).

2.1.1       Nature and Purchase of Shares.

(i)          On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Shares, and on the basis of the representations, warranties and agreements herein contained, and the Underwriters agree, severally and not jointly, to use their best efforts to arrange for the sale of the Shares to the Investors. The Underwriters are under no obligation to arrange for the sale of any minimum number or dollar amount of Shares, and the Company agrees and acknowledges that there is no guarantee of the successful sale of the Shares, or any portion thereof. It is understood and agreed that none of the Underwriters are under any obligation to financially underwrite or purchase any of the Shares for its own account or otherwise provide any financing. The Underwriters shall act solely as the Company’s agents and not as principals. The Underwriters shall have no authority to bind the Company with respect to any prospective offer to purchase Shares and the Company shall have the sole right to accept offers to purchase Shares and may reject any such offer, in whole or in part.

(ii)         The Underwriters agree to exercise their best efforts to arrange for the purchase by the Investors from the Company, the number of the Shares set forth opposite its name on Schedule 1 attached hereto and made a part hereof, at a purchase price of $         per share (the “Purchase Price”). The Shares are to be offered initially to the public at the Purchase Price, it being understood that the Purchase Price is not in excess of the price recommended by the QIU.

2.1.2       Shares Payment and Delivery.

(i)          The purchase of Shares by each of the Investors shall be evidenced by the execution of a subscription agreement by each such Investor and the Company. The Underwriters shall use reasonable best efforts to assist the Company in obtaining performance by each Investor whose offer to purchase Shares has been solicited by the Underwriters and accepted by the Company, it being understood that the Underwriters shall not, except as otherwise provided herein, be obligated to disclose the identity of any potential investor not previously identified to the Company or have any liability to the Company in the event any investment is not consummated for any reason. In the event that the any of the Underwriters receives any payment from an Investor in connection with the purchase of any Shares by such Investor, such payment shall be promptly transmitted to and deposited into the escrow account (the “Escrow Account”) established by the Company in connection with this offering with Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”) pursuant to an escrow agreement the form of which is attached as an exhibit to the Registration Statement (the “Escrow Agreement”). Among other things, the Underwriters shall forward any checks so received by the Underwriters to the Escrow Agent by noon of the next business day. The Underwriters and the Company shall instruct Investors to make wire transfer payments to JP Morgan Chase, for credit to Continental Stock Transfer & Trust Company as Escrow Agent for Cue Biopharma and MDB Capital Group Escrow Account, Account No. [●], with the name and address of the Investor making payment. Payment by the Investors out of the Escrow Account for the Shares to be sold by the Company shall be made at the Closing Date to the Company in straight compliance with Rule 15c2-4 of the Commission.

(ii)         Delivery and payment for the Shares shall be made at 10:00 a.m., Eastern time, on a date mutually agreed to between the Company and the Underwriters (the time and date of such closing are called the “Closing Date”) at the offices of LKP Global Law, LLP, counsel to the Representative (“Representative’s Counsel”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company.

(iii)        Delivery of the Shares shall be made through the facilities of the Depository Trust Company (“DTC”) unless the Underwriters shall otherwise instruct. The Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two (2) full Business Days prior to the Closing Date. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

(iv)        The “Offering Period” shall commence on the day that the Prospectus is first made available to Investors in connection with the Offering and shall continue until the “Offering Termination Date,” which shall be the earliest of (i) such date as jointly determined by the Company and the Representative when at least [●] of the Shares have been subscribed for by Investors and accepted by the Company (the “Minimum Amount”), (ii) the date that all of the Shares have been subscribed for by Investors and accepted by the Company, or (iii) [●], 2018. The Company and the Representative agree that unless the Minimum Amount is sold on or before the Offering Termination Date, all funds then held in the Escrow Account shall be returned promptly to the respective Investors as provided in the Escrow Agreement.

2.2       Underwriters’ Warrants. The Company hereby agrees to issue and sell to the Underwriters (and/or their designees) on the Closing Date warrants to purchase that number of shares of Common Stock equal to an aggregate of 10% of the amount of Shares sold in the Offering (the “Underwriters’ Warrants”). The Underwriters’ Warrants as evidenced by the Underwriters’ Warrant Agreement in the form attached hereto as Exhibit A, shall be exercisable, in whole or in part, commencing one hundred eighty (180) days after the effective date of the Registration Statement (the “Effective Date”) and expiring five (5) years after the Effective Date at an initial exercise price per share of Common Stock of $[●]) (125% of the public offering price of the Shares). The Underwriters’ Warrants and the shares of Common Stock of the Company issuable upon exercise thereof (“Warrant Shares”) are sometimes referred to herein collectively as the “Warrant Securities.” Each Underwriter understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Warrant Securities and by its acceptance thereof shall agree that it will not, sell, transfer, assign, pledge or hypothecate the Warrant Securities, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities other than in accordance with FINRA Rule 5110.

2.3         Underwriter’s Commissions. As compensation for services rendered, on the Closing Date, the Company shall pay to the QIU, by wire transfer of immediately available funds on the Closing Date, a fee of $275,000 (the “QIU Fee”), and to the Representative, by wire transfer of immediately available funds on the Closing Date, a selling commission computed at the rate of [___] percent ([__]%) of the gross proceeds of the Shares sold in that Closing (the “Selling Commission”). The Selling Commission shall be paid to the Representative and split among the Underwriters and selected dealers in such amounts as agreed to among them.

3.            Representations and Warranties of the Company. The Company represents and warrants to the Underwriters and the QIU as of the Applicable Time (as defined below) and as of the Closing Date, as follows:

3.1         Filing of Registration Statement.

3.1.1       Pursuant to the Act. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-220550), including any related preliminary prospectus (the “Preliminary Prospectus”, which for purposes of this Agreement, includes any prospectus that is included in the Registration Statement immediately prior to the effectiveness of the Registration Statement for the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act. The conditions for use of Form S-1 to register the Shares under the Act, as set forth in the General Instructions to such Form, have been satisfied. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the Preliminary Prospectus, Statutory Prospectus, Prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations), is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Regulations filed with the Commission pursuant to Rule 424 of the Regulations), together with any “issuer free writing prospectus” (as defined in Rule 433 of the Regulations) relating to the Shares, is hereinafter called the “Prospectus.” For purposes of this Agreement, “Applicable Time”, as used in the Act, means [5:00 p.m., New York City] time, on the date of this Agreement. Prior to the Applicable Time, the Company prepared a Preliminary Prospectus, dated [●], 2017, and made available one or more issuer free writing prospectuses (as set forth on Schedule 2 hereto or as otherwise agreed to in writing between the Company and the Representative) for distribution by the Underwriters (taken together the “Statutory Prospectus”). If the Company has filed, or is required pursuant to the terms hereof to file, a registration statement pursuant to Rule 462(b) of the Regulations registering the Shares (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, and any correspondence filings with the staff of the Commission, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Shares have been registered under the Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Act with the filing of such Rule 462(b) Registration Statement. The Registration Statement (without including any 462(b) Registration Statement) has been declared effective by the Commission on the date hereof. If, subsequent to the date of this Agreement, the Company or the Underwriters have determined that at the Applicable Time the Statutory Prospectus included an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and have agreed to provide an opportunity to the Investors to terminate their old subscription agreements and enter into new subscription agreements, the Statutory Prospectus will be deemed to include any additional information available to the Investors at the time of entry into the first such new subscription agreements.

3.1.2       Registration under the Exchange Act and Stock Exchange Listing. The Company has filed with the Commission a Form 8-A12B (File Number [●]), as amended, providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Common Stock. The registration of the Shares under the Exchange Act is effective. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on The NASDAQ Capital Market (“NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing except as described in the Registration Statement and Prospectus.

3.2         No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Statutory Prospectus, Prospectus or the Registration Statement or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

3.3         Disclosures in Registration Statement.

3.3.1       10b-5 Representation. At the time of effectiveness of the Registration Statement at [TIME] [a.m./p.m.], Eastern time (or at the time of any post-effective amendment to the Registration Statement), on the date of this Agreement, and at the Closing Date, as the case may be, the Registration Statement and any post-effective amendment thereto contained or will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and did or will, in all material respects, conform to the requirements of the Act and the Regulations. On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Closing Date, the Prospectus (together with any supplement thereto) did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of its date of filing, the Statutory Prospectus did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties made in this Section 3.3.1 do not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Underwriters expressly for use in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or Prospectus or any amendment thereof or supplement thereto, which information, it is agreed, shall consist solely of (i) the names of the Underwriters and the QIU appearing under “Underwriting (Conflicts of Interest)”, (ii) the [fourth] paragraph under “Underwriting (Conflicts of Interest),” and (iii) the statements in “Underwriting (Conflicts of Interest) – Conflicts of Interest” and similar statements in the [sixth] paragraph of the cover and “Prospectus Summary – The Offering – Conflicts of Interest”, excluding statements expressing the number of shares of Common Stock held by the Representative and its associated persons as a percentage of outstanding shares of Common Stock prior to the Offering (“Underwriters’ Information”).

3.3.2       Disclosure of Agreements. The agreements and documents described in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Regulations to be described in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus or attached as an exhibit thereto, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in material breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a material breach or default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a material violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

3.3.3       Regulations. The disclosures in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus concerning the effects of Federal, state and local regulation on the Company’s business as currently contemplated fairly summarize, to the Company’s knowledge, such effects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

3.3.4       Testing-the-Waters Communications. The Company (i) has not engaged in any testing-the-waters communication and (ii) has not authorized anyone to engage in testing-the-waters communications.

3.3.5       Company Not Ineligible Issuer. At the time of filing the Registration Statement, at the earliest time thereafter that the Company or another Offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Regulations, without taking account of any determination by the Commission pursuant to Rule 405 of the Regulations that it is not necessary that the Company be considered an ineligible issuer.

3.3.6       Issuer Free Writing Prospectuses. No issuer free writing prospectus conflicts with the information contained in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus (excluding any issuer free writing prospectus), and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available any electronic road show in compliance with Rule 433(d)(8)(ii) of the Regulations such that no filing of any “road show” (as defined in Rule 433(h) of the Regulations) is required in connection with the Offering of the Shares, as such regulations were promulgated under the Act.

3.3.7       Emerging Growth Company Status. From the time of the initial submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act.

3.3.8       Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

3.4         Changes after Dates in Registration Statement.

3.4.1       No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, of the Company (a “Material Adverse Effect”); (ii) there have been no material transactions entered into by the Company required to be disclosed in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus, other than as contemplated pursuant to this Agreement; and (iii) no member of the Company’s board of directors or management has resigned from any position with the Company; and (iv) no event or occurrence has taken place which materially impairs or would likely materially impair the ability of the members of the Company’s board of directors or management to act in their capacities with the Company as described in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, it being understood that the lapse of NASDAQ’s phase-in rules with respect to board and board committee member independence may affect the eligibility of certain members of the Company’s board of directors to continue to act in their capacity.

3.4.2       Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not: (i) issued any securities (other than shares of Common Stock that may be issued upon conversion of the Company’s outstanding indebtedness) or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

3.5         Independent Accountants. To the knowledge of the Company, Gumbiner Savett Inc. (“Gumbiner Savett”), whose report is filed with the Commission as part of the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, are independent registered public accountants as required by the Act and the Regulations. To the knowledge of the Company, Gumbiner Savett is registered with and in good standing with the PCAOB. Except for the preparation of federal tax returns and services provided to the Company in relation to the preparation of the Cold Comfort Letter described in Section 5.3, Gumbiner Savett has not, during the periods covered by the financial statements included in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

3.6         Financial Statements, Statistical Data.

3.6.1       Financial Statements. Excluding the pro forma information and the notes and assumptions thereto, the financial statements, including the notes thereto and supporting schedules, if any, included in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved. The Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, except as disclosed in Section 3.4.2; (c) there has not been any change in the capital stock of the Company or any material additional grants under any stock compensation plan and, (d) there has not been any material adverse change in the Company’s long-term or short-term debt.

3.6.2       Statistical Data. The statistical, industry-related and market-related data included in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree in all material respects with the sources from which they are derived.

3.7         Authorized Capital; Options, etc. The Company had at the date or dates indicated in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, as the case may be, duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Other than as disclosed in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus on the Effective Date and the Closing Date, there will be no material increase in the options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Common Stock of the Company or any security convertible into Common Stock of the Company, or any contracts or commitments to issue or sell Common Stock or any such options, warrants, rights or convertible securities.

3.8         Valid Issuance of Securities, etc.

3.8.1       Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and, with respect to all issued and outstanding shares of capital stock of the Company, are fully paid and non-assessable; to the Company’s knowledge, the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Common Stock conform in all material respects to all statements relating thereto contained in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus. The offers and sales of the outstanding securities were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements.

3.8.2       Securities Sold Pursuant to this Agreement. The Shares have been duly authorized and reserved for issuance and when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Shares has been duly and validly taken. The Shares conform in all material respects to all statements with respect thereto contained in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, as the case may be. The Warrant Shares issuable upon exercise of the Underwriters’ Warrant Agreement have been reserved for issuance upon the exercise thereof and, when issued in accordance with the terms of such securities, will be duly and validly authorized, validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders. The Warrant Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, as the case may be.

3.8.3       No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Shares pursuant to the Registration Statement.

3.9         Registration Rights of Third Parties. Except as set forth in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

3.10       Validity and Binding Effect of Agreements. This Agreement and the Underwriters’ Warrant Agreement have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.11       No Conflicts, etc. The execution, delivery, and performance by the Company of this Agreement, the Underwriters’ Warrant Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s Certificate of Incorporation (as the same may be amended from time to time, the “Certificate of Incorporation”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or body or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof.

3.12       No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in material violation of any term or provision of its Certificate of Incorporation, or in material violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or body or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

3.13       Corporate Power; Licenses; Consents.

3.13.1     Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus (the “Authorization”), except where the absence of the Authorization would not have a Material Adverse Effect. To the knowledge of the Company, the disclosures in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus concerning the effects of foreign, federal, state and local regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.13.2     Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and the Underwriters’ Warrant Agreement and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Shares and the consummation of the transactions and agreements contemplated by this Agreement and the Underwriters’ Warrant Agreement, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

3.14       D&O Questionnaires. To the knowledge of the Company, all information contained in the questionnaires completed by each of the Company’s directors and officers and 5% and greater stockholders (the “Insiders”), prior to the Offering (the “Questionnaires”) as well as in the Lock-Up Agreement provided to the Representative is true and correct in all material respects, and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate and incorrect. To the extent that information in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus differs from the information provided in a Questionnaire, the information in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus will be deemed to supersede and replace the information in the Questionnaires.

3.15       Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding (other than the Company’s NASDAQ listing application) pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any Insider that is required to be disclosed in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus which has not been disclosed therein.

3.16       Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect on the assets, business or operations of the Company.

3.17       Transactions Affecting Disclosure to FINRA.

3.17.1     Finder’s Fees. Except as described in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Shares hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA.

3.17.2     Payments Within Twelve Months. Except as described in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to the knowledge of the Company, to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date. Except as described in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, to the Company’s knowledge, no officer, director, or beneficial owner of 5% or more of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a member, a person associated, or affiliated with a member of the FINRA. For purposes of the meaning of “beneficial owner” as used in this Section, the definition of Rule 13d-3, promulgated by the Securities and Exchange Commission (the “SEC”) under the Exchange Act shall apply.

3.17.3     Company Affiliate Membership. Except as described in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, to the knowledge of the Company, no Company Affiliate is an owner (of record or beneficially) of stock or other securities of any member of the FINRA (other than securities purchased on the open market).

3.17.4     Subordinated Loans. Except as described in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, to the knowledge of the Company, no Company Affiliate has made a subordinated loan to any member of the FINRA.

3.17.5     Use of Proceeds. Except as described in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, no proceeds from the sale of the Shares (excluding underwriting compensation) will be paid to any FINRA member or to any persons associated or affiliated with a member of the FINRA.

3.17.6     No other Options, etc. Except with respect to the Underwriters’ Warrant Agreement, the Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

3.17.7     FINRA Relationship. Except as described in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, to the knowledge of the Company, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of the FINRA.

3.17.8     FINRA Conflicts. Except as described in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, no FINRA member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of the FINRA and its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “Members participating in the Offering” include managing agents, syndicate group members and all dealers which are members of the FINRA.

3.17.9     Other Arrangements. Except as described in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus and except with respect to the Underwriters in connection with the Offering, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer of any warrants, options, or other securities from the Company to a FINRA member or, the knowledge of the Company, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and any related persons.

3.18       Foreign Corrupt Practices Act. Neither the Company, nor to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, is aware of or has taken any action directly or indirectly, that would result in a material violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company has conducted its business in compliance in all material respects with the FCPA and instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

3.19       Money Laundering Laws. Neither the Company nor to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation relating to the “know your customer” and anti-money laundering laws of any United States or non-United States jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any governmental agency or body involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

3.20       OFAC. Neither the Company nor to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently the target of or reasonably likely to become the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the target of any U.S. sanctions administered by OFAC.

3.21       Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or Representative’s Counsel shall be deemed a representation and warranty by the Company to the Underwriters and the QIU as to the matters covered thereby.

3.22       Lock-Up Period. (i) Each of the Company’s officers, directors and employees, and each beneficial owner of at least 5% of the Company’s outstanding Common Stock (or securities convertible into Common Stock at any time), excluding any who purchased shares of Common Stock in the Company’s June 2015 and December 2016 private placements of Common Stock, have agreed pursuant to executed Lock-Up Agreements that for a period of one year from the date of this Agreement (the “12-Month Lock-Up Period” and the parties subject to such lock-ups the “Lock-Up Parties”), (ii) the holders who purchased shares of Common Stock in the Company’s June 2015 private placement (the “180-day Lock-Up Shareholders”) have agreed pursuant to executed agreements that for a period of 180 days from the date of this Agreement (the “6-Month Lock-Up Period”), and (iii) the holders who purchased shares of Common Stock in the Company’s December 2016 private placement (together with the 180-day Lock-Up Shareholders, the “Lock-Up Shareholders”) have agreed pursuant to executed agreements that for a period of 90 days from the date of this Agreement (the “3-Month Lock-Up Period”), that such persons and their affiliated parties shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, acquired by such persons prior to the Closing Date, without the consent of the Representative, except for the exercise or conversion of currently outstanding warrants, options and convertible debentures, as applicable and the exercise of options under an acceptable stock incentive plan. The Representative may consent to an early release from the 3-Month Lock-Up Period, the 6-Month Lock-Up Period or the 12-Month Lock-Up Period, as the case may be. The Company has caused each of the Lock-Up Parties and Lock-Up Shareholders to deliver to the Representative the agreements of each of the Lock-Up Parties or the Lock-Up Shareholders to the foregoing effect prior to the date that the Company requests that the Commission declare the Registration Statement effective under the Act.

3.23       Subsidiaries. The Company does not have any direct or indirect subsidiary.

3.24       Related Party Transactions. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business), credit arrangements, or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus that have not been described as required.

3.25       Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Statutory Prospectus and the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of NASDAQ. At least one member of the Board of Directors of the Company qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of NASDAQ. In addition, in accordance with the phase-in rule of NASDAQ, at least a majority of the persons serving on the Board of Directors will qualify as “independent” as defined under the rules of NASDAQ within one year of the Effective Date.

3.26       Sarbanes-Oxley Compliance.

3.26.1     Disclosure Controls. After the Offering, the Company will develop and maintain disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures will be effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

3.26.2     Compliance. The Company is, or on the Effective Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all the provisions of the Sarbanes-Oxley Act of 2002.

3.27       No Investment Company Status. The Company is not and, after giving effect to the Offering and sale of the Shares and the application of the proceeds thereof, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

3.28       No Labor Disputes. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

3.29       Employment Laws Compliance. The Company has not violated, or received notice of any violation with respect to, any law, rule, regulation, order, decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.30       Intellectual Property. Except as described in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, none of the Intellectual Property necessary for the conduct of the business of the Company, as described in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, is (i) infringing, or otherwise in conflict with the Intellectual Property rights of any other person or entity; or (ii) to the Company’s knowledge, is being infringed, misappropriated or otherwise violated by any other person or entity. Except as described in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, no Intellectual Property is required in order to carry on the business currently carried on by the Company as described in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus. The Company owns or has the right or license to use all of its Intellectual Property used in the conduct of the business of the Company as currently carried on by the Company, as described in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, but subject to such liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or adverse rights of another person or entity, which, to the extent material, are described in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus. Except as disclosed in the Registration Statement, Preliminary Prospectus, the Statutory Prospectus and the Prospectus, the Company is not obligated to pay any royalties, license fees or similar payment to any other person or entity with respect to any Intellectual Property. For the purposes of this Section and this Agreement, the term “Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and confidential business information (including ideas, research and development, know how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, diagrams, specifications, customer and supplier lists, catalogs, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation) (whether purchased or internally developed), (g) all information systems and management procedures, (h) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

3.31       Taxes. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

3.32       Compliance with Food and Drug Laws. Except as described in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, the conduct of the preclinical testing and clinical trials and manufacture of the products of the Company is in compliance, in all material respects, with all laws, rules and regulations applicable to such activities, including without limitation applicable good laboratory practices, good clinical practices and good manufacturing practices. The descriptions of the results of such tests and trials contained in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus are accurate in all material respects. The Company has not received a warning letter or clinical hold notice from the U.S. Food and Drug Administration (the “FDA”) or any non-U.S. counterpart of any of the foregoing, or any untitled letter or other correspondence or notice from the FDA or any other governmental authority or agency or any institutional or ethical review board alleging or asserting noncompliance with any law, rule or regulation applicable in any jurisdiction. The Company has not, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field correction, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action relating to an alleged or potential lack of safety or efficacy of any product or potential product of the Company, any alleged defect of any product of the Company, or any violation of any material applicable law, rule, regulation or any clinical trial or marketing license, approval, permit or authorization for any product of the Company. The Company has not received any written notices, correspondence or other communication from the FDA or other governmental regulatory agency or subdivision thereof, or any institutional or ethical review boards, asserting non-compliance with any applicable statutes, rules, regulations, orders, or other laws, or requiring or requesting the termination, suspension or modification of any preclinical or clinical studies, tests, investigations, or trials conducted by, or on behalf of, the Company or in which the Company has participated.

4.            Covenants of the Company. The Company covenants and agrees as follows:

4.1         Amendments to Registration Statement. The Company will deliver to the Underwriters, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

4.2         Federal Securities Laws.

4.2.1       Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use its reasonable best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Representative’s Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

4.2.2       Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Underwriters) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

4.2.3       Exchange Act Registration. For a period of five (5) years from the Effective Date, the Company will use its commercially reasonable efforts to maintain the registration of the Common Stock under the Exchange Act.

4.2.4       Sarbanes-Oxley Compliance. The Company shall take all actions necessary to maintain compliance with each applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self-regulatory entity or agency with jurisdiction over the Company, including maintenance of a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.2.5       Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Shares that would constitute an issuer free writing prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Regulations. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to as an “issuer free writing prospectus,” as defined in Rule 433 of the Regulations, and that it has complied and will comply with the applicable requirements of Rule 433 of the Regulations with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an issuer free writing prospectus there occurs an event or development as a result of which such issuer free writing prospectus would conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in each case when taken together with the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such issuer free writing prospectus to eliminate or correct such conflict, untrue statement or omission.

4.3         Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Preliminary Prospectus, Statutory Prospectus and Prospectus as the Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Representative two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

4.4         Effectiveness and Events Requiring Notice to the Representative. The Company will use its reasonable commercial efforts to cause the Registration Statement to remain effective with a current prospectus for at least nine (9) months from the Applicable Time and will notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus untrue or that requires the making of any changes in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

4.5         Payment of General Expenses Related to the Offering. The Company hereby agrees to pay on the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Shares to be sold in the Offering with the Commission; (b) all fees and expenses relating to the listing of the Common Stock on NASDAQ; (c) all FINRA Public Offering System filing fees associated with the review of the Offering by FINRA; (d) all fees, expenses and disbursements relating to the registration or qualification of the Shares under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Shares under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Preliminary Prospectuses, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary, (g) the costs of preparing, printing and delivering certificates representing the Shares, to the extent any of the shares are certificated; (h) fees and expenses of the transfer agent for the Common Stock; (i) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (j) the fees and expenses of the Company’s accountants; (k) the Company’s actual “road show” expenses for the Offering, and (l) the fees and expenses of the Company’s legal counsel and other agents and representatives (collectively, the “Company Expenses”). Furthermore, the Company hereby agrees to pay on the Closing Date and in addition to the Company Expenses, a non-accountable expense allowance in an amount equal to [●]% of the Purchase Price for all expenses of the Underwriters incurred in connection with the Offering, including (i) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors and the Company, (ii) the Underwriters’ use of i-Deal’s book-building, prospectus tracking and compliance software for the Offering, (iii) the Underwriters’ actual “road show” expenses for the Offering, (iv) the Underwriters’ costs of mailing prospectuses to prospective investors, and (v) the fees and disbursements of the Representative’s Counsel in connection with the Offering. The Representative may deduct from the net proceeds of the Offering the foregoing fees and expenses, other than the Company Expenses, subject to deduction for any amounts previously advanced, payable by the Company on the Closing Date.

4.6         Application of Net Proceeds. The section of the Prospectus, “Use of Proceeds,” will indicate the intended uses of the net proceeds from the Offering. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

4.7         Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) of the Regulations) covering a period of at least twelve consecutive months beginning after the Effective Date.

4.8         Background Searches. Not later than the Effective Date, at the expense of the Company, the Representative will have obtained a background search, that is reasonably acceptable to the Representative, of each senior officer and director of the Company, giving a report of the person’s employment, education, business endeavors, and credit history among other things.

4.9         Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

4.10       Accountants. The Company shall retain a Public Company Accounting Oversight Board (PCAOB) registered independent certified public accounting firm after the Effective Date. The Representative acknowledges that Gumbiner Savett is acceptable to the Underwriters.

4.11       Director and Officer Insurance. As of the Closing, the Company will have obtained director and officer insurance in an aggregate coverage amount of not less than $5,000,000, to be effective as of the Closing, under a form of insurance policy that is reasonably acceptable to the Representative.

4.12       FINRA. The Company shall advise the Representative (who shall make an appropriate filing with FINRA) and the QIU if it becomes aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Shares.

4.13       Electronic Prospectus. The Company shall cause to be prepared and delivered to the Representative, at the Company’s expense, promptly, but in no event later than two (2) Business Days from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Shares for at least the period during which a prospectus relating to the Shares is required to be delivered under the Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Shares is required to be delivered under the Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

4.14       Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Underwriters’ Warrants outstanding from time to time.

5.            Conditions of Underwriters’ Obligations. The several obligations of the Underwriters and the QIU, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and, as of the Closing Date; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder, and (iv) the following conditions:

5.1         Regulatory Matters.

5.1.1       Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on [●], 2017 or such later date and time as shall be consented to in writing by you, and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of K&L Gates LLP.

5.1.2       FINRA Clearance. By the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

5.1.3       Exchange Stock Market Clearance. On the Closing Date, the Common Stock, including the Shares, shall have been approved for listing on NASDAQ.

5.2         Company Counsel Matters.

5.2.1       Closing Date Opinion of Counsel. On the Closing Date, the Representative shall have received the opinion of K&L Gates LLP, counsel to the Company, and letter of negative assurance, in each case addressed to the Representative on its own behalf and on behalf of the Underwriters, dated the Closing Date and in form and substance reasonably satisfactory to the Representative.

5.2.2       Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Representative’s Counsel if requested.

5.3         Cold Comfort Letter. At the time this Agreement is executed, and at the Closing Date, the Representative shall have received a cold comfort letter, addressed to them, and in form and substance reasonably satisfactory in all respects to the Representative and Representative’s Counsel, from Gumbiner Savett dated, respectively, as of the date of this Agreement and as of the Closing Date.

5.4         Officers’ Certificates.

5.4.1       Officers’ Certificate. At the Closing Date, the Representative shall have received a certificate of the Company signed by the Chairman of the Board and Chief Executive Officer of the Company, dated the Closing Date, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, and that the conditions set forth in Section 5.5 hereof have been satisfied as of such date and that, as of the Closing Date, the representations and warranties of the Company set forth in Section 3 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

5.4.2       Secretary’s Certificate. At the Closing Date, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date certifying: (i) that the Certificate of Incorporation is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

5.5         No Material Changes. Prior to and on the Closing Date: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Statutory Prospectus and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or, to the knowledge of the Company, threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations or financial condition or income of the Company, except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus and any amendment or supplement thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.6         Delivery of Agreements.

5.6.1       Effective Date Deliveries. On or prior to the Effective Date, the Company shall have delivered to the Representative and the QIU executed copies of this Agreement and to the Representative, the applicable Lock-Up Agreements from the Lock-Up Parties and the Lock-Up Shareholders.

5.6.2       Closing Date Deliveries. On the Closing Date, the Company shall have delivered to the Representative an executed copy of the Underwriters’ Warrant Agreement.

6.            Indemnification.

6.1         Indemnification of the Underwriters.

6.1.1       General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Underwriter and each dealer selected by such Underwriter that participates in the offer and sale of the Shares (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (“Controlling Person”), such Underwriter and the dealer, and the successors and assigns of all of the foregoing persons, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between such Underwriter and the Company or between such Underwriter and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus (as from time to time each may be amended and supplemented, and including without limitation any free writing prospectus); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering of the Shares, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 6, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, NASDAQ or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with “Underwriters’ Information” (as described in Section 3.3.1) furnished to the Company by the Underwriters. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Shares or in connection with the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus.

6.1.2       Indemnification of the QIU. Without limitation of and in addition to its obligations under the other paragraphs of this Section 6, the Company agrees to indemnify, defend and hold harmless the QIU, its directors, officers, employees and each Controlling Person of the QIU, if any, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the QIU or any such person may incur, insofar as such loss, damage, expense, liability or claim arises out of or is based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) in connection with the Offering contemplated by this Agreement, and the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, damage, expense, liability or claim; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, expense, liability or claim resulted primarily from the gross negligence or willful misconduct of the QIU or any of its directors, officers, employees, Controlling Persons or any of the successors or assigns of any of the foregoing persons.

6.1.3       Procedure. If any action is brought against an Underwriter, a Selected Dealer, the QIU or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 6.1.1 or 6.1.2, such Underwriter, the QIU, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter, the QIU, such Selected Dealer or Controlling Person, as the case may be) and payment of actual expenses. Any delay in notice will not relieve the Company of any liability to an indemnified party, except to the extent that the Company demonstrates that the delay prejudiced the defense of the action. Any indemnified person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel which are incurred after the Company assumes the defense of the action shall be at the expense of such Underwriter, the QIU, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company fails to assume the defense or to employ counsel to have charge of the defense of such action within a reasonable time after notice of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys (in addition to local counsel) selected by such Underwriter, the QIU, such Selected Dealer and/or Controlling Person in their sole discretion shall be borne by the Company and paid as incurred or, at the option of the indemnified party, advanced pursuant to Section 6.1.6.

6.1.4       Settlement. The Company will not effect any settlement of a proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified person is a party therein) unless the Company has given an Underwriter, the QIU, a Selected Dealer or Controlling Person, as the case may be, reasonable prior written notice thereof and such settlement, compromise, consent or termination includes an unconditional release of each indemnified party from any liabilities arising out of such proceeding. The Company will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party, without that party’s prior written consent. Notwithstanding anything to the contrary contained herein, if an Underwriter, the QIU, a Selected Dealer or Controlling Person shall conduct the defense of an action as provided in Section 6.1.3, the Company shall have the right to approve the terms of any settlement of such action, which approval shall not be unreasonably withheld, except that if the Company is required to and nonetheless fails to reimburse or advance the expenses of such defense, then the Company shall be bound by any determination made in the action or by any compromise or settlement made by the indemnified party without the Company’s written consent, subject to the requirements of Section 6.1.5.

6.1.5       Settlement without Consent if Failure to Reimburse or Advance. If at any time an Underwriter, the QIU, a Selected Dealer or a Controlling Person shall have requested the Company to reimburse or advance to the indemnified party its fees and expenses, including those of counsel, the Company agrees that it shall be liable for any settlement of the nature contemplated by Section 6.1.4 effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Company of the aforesaid request, (ii) the Company shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into, and (iii) the Company shall not have reimbursed or advanced to such Underwriter, the QIU, such Selected Dealer or Controlling Person in accordance with such request prior to the date of such settlement, unless such failure to reimburse or advance to such Underwriter, the QIU, such Selected Dealer or Controlling Person is based on a dispute with a good faith basis as to either the obligation of the Company arising under this Section 6 to indemnify such Underwriter, the QIU, such Selected Dealer or Controlling Person or the amount of such obligation, and the Company shall have notified such Underwriter, the QIU, such Selected Dealer or Controlling Person of such good faith dispute prior to the date of such settlement.

6.1.6       Advances. Notwithstanding any other provision hereof, the Company shall advance, to the extent not prohibited by law, all expenses reasonably anticipated to be incurred by or on behalf of an Underwriter, the QIU, a Selected Dealer or Controlling Person in connection with any proceeding, whether pending or threatened, within fifteen (15) days of receipt of a statement or statements from such indemnified parties, or any of them, requesting such advances from time to time. This advancement obligation shall include any retainers of counsel engaged by indemnified parties. Any statement requesting advances shall evidence the expenses anticipated or incurred by the indemnified party with reasonable particularity and may include only those expenses reasonably expected to be incurred within the 90-day period following each statement. In the event some portion of the amounts advanced are unused, or in the event a court of ultimate jurisdiction determines that the indemnified parties are not entitled to be indemnified against certain expenses, the recipient shall return the unused or disallowed portion of any advances within thirty (30) days of the final disposition of any proceeding to which such advances pertain.

6.2         Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Underwriters, as incurred but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement, Statutory Prospectus or Prospectus or any amendment or supplement thereto or in any application, made in reliance upon and in strict conformity with the “Underwriters’ Information” furnished by the Underwriters to the Company expressly for use in such Preliminary Prospectus, the Registration Statement, the Statutory Prospectus or the Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Statutory Prospectus or the Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against an Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to such Underwriter, by the provisions of Section 6.1.3.

6.3         Contribution.

6.3.1       Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 6 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 6, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 6.3.1, no Underwriter shall be required to contribute any amount in excess of the amount the underwriting commission received by it exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of the Underwriters or the Company, as applicable, and each person, if any, who controls the Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable. The QIU, in its capacity as “qualified independent underwriter” (within the meaning of FINRA Rule 5121), shall in no event be required to contribute any amount in excess of the amount the compensation received by the QIU for acting in such capacity exceeds the amount of any damage which the QIU has otherwise been required to pay by reason of the QIU’s acting in such capacity in connection with the Offering contemplated by this Agreement.

6.3.2       Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 6.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

7.            Additional Covenants.

7.1         Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of NASDAQ or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Shares listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

7.2         Prohibition on Press Releases and Public Announcements. The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m. Eastern time on the first business day following the 25th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

8.            Effective Date of this Agreement and Termination Thereof.

8.1         Effective Date. This Agreement shall become effective when the Company, the Representative and the QIU have executed the same and delivered counterparts of such signatures to the other parties.

8.2         Termination. You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your reasonable opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Capital Market or NYSE MKT shall have been noticed for or actually suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or a substantial increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority or foreign authority which has a substantial disruptive effect on or adversely impacts the United States securities markets, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your reasonable opinion, make it inadvisable to proceed with the delivery of the Shares, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions of the Company, or such adverse material change in general market conditions as in the Representative’s good faith judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Shares or to enforce subscriptions made by the Investors for the purchase of the Shares.

8.3         Expenses. In the event that this Agreement shall not be carried out, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable (including the actual and accountable out-of-pocket expenses related to its legal counsel, Representative’s Counsel), up to $[●] minus the advances made by the Company; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

8.4         Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 6 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9.            Miscellaneous.

9.1         Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two days after such mailing.

If to the Representative:

MDB Capital Group, LLC

2425 Cedar Springs Road

Dallas, Texas 75201

Attn: General Counsel

Fax No.: (310) 526-5020

Copy to (which shall not constitute notice):

LKP Global Law, LLP

1901 Avenue of the Stars, Suite 480

Los Angeles, CA 90067

Attn: Kevin Leung, Esq.

Fax: (424) 239-1882

If to the QIU:

Feltl and Company, Inc.

10900 Wayzata Blvd

Suite 200

Minnetonka, MN 55305

Attn: Chief Executive Officer

Fax No.: (612) 492-8899

If to the Company:

Cue Biopharma, Inc.

675 W. Kendall St.

Cambridge, MA 02142

Attn: Chief Executive Officer

Fax No.:

Copy to (which shall not constitute notice):

K&L Gates LLP

214 North Tryon Street, 47th Floor

Charlotte, NC 28202

Attn.: Mark R. Busch, Esq.

Fax No.: (704) 353-3694

9.2         Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3         Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4         Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof, including without limitation the Engagement Agreement between the Company and the Representative dated April 13, 2015, each of which is hereby terminated and shall have no further force or effect except with respect to the Company’s indemnification obligations thereunder, which obligations shall continue as provided therein with respect to any acts or omissions that have occurred prior to the execution and delivery of this Agreement.

9.5         Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriters, the QIU, the Company and the directors, officers and Controlling Persons referred to in Section 6 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from the Underwriters.

9.6         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Underwriters’ Warrants or the transactions contemplated hereby.

9.7         Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8         Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.9         No Fiduciary Relationship. The Company hereby acknowledges that each Underwriter is acting solely as placement agent on a best effort basis, and the QIU is acting solely as a “qualified independent underwriter” within the meaning of FINRA Rule 5121, in connection with the Offering of the Shares. The Company further acknowledges that the Underwriters and the QIU are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters or the QIU act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Underwriters or the QIU may undertake or have undertaken in furtherance of the Offering of the Shares, either before or after the date hereof. The Representative on its own behalf and on behalf of the Underwriters, and the QIU hereby each expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company, the Representative on its own behalf and on behalf of the Underwriters, and the QIU agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters or the QIU to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters or the QIU with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

9.10       Enforcement of Agreement. The Company acknowledges and agrees that the Underwriters would be irreparably damaged if any of the Company’s covenants hereunder, including without limitations those set forth in Section 4, is not performed in accordance with its specific terms and that any such breach of covenant could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Underwriters may be entitled, at law or in equity, it shall be entitled to seek enforcement of any covenant of the Company hereunder by a decree of specific performance and to seek temporary, preliminary and permanent injunctive relief to prevent a breach or threatened breach by the Company of any such covenant, without posting any bond or other undertaking.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding among the Underwriter, the QIU and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

CUE BIOPHARMA, INC.

By:
Name:
Title:

Accepted on the date first above written.

MDB CAPITAL GROUP, LLC
as Representative of the Underwriters named on Schedule 1 hereto

By:
Name: Gary Schuman
Title: CFO and CCO

FELTL AND COMPANY, INC.
as the Qualified Independent Underwriter

By:
Name:
Title:

Schedule 1

Underwriter
MDB Capital Group, LLC
[●]